EXHIBIT 99.1
News Release

Contact:

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Michael Beaulieu
(609) 750-2827
michael.beaulieu@integralife.com

Integra LifeSciences Reports Fourth Quarter and Full Year 2015 Financial Results and Issues 2016 Full Year Guidance

Fourth Quarter Revenues Increased 10.1% to $241.2 Million
Fourth Quarter Adjusted EPS of $0.87; Reported EPS of $0.39
Full Year Organic Revenues Increased 6.7%

Plainsboro, New Jersey, February 25, 2016 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the fourth quarter and full year ending December 31, 2015.

Highlights:

•	Fourth quarter revenue increased 10.1% over the prior year quarter to $241.2 million;

•	Organic revenues increased 3.9% in the fourth quarter and 6.7% for the full year;

•	Adjusted net income increased 7.2% over the prior year quarter to $32.8 million;

•	Full year 2015 cash flow from operations was $106.7 million, an increase of $47.8 million over the prior year, with adjusted free cash flow conversion of 67.5% compared to 22.3% in 2014; and,

•	2016 full year guidance includes organic growth of approximately 7% and double digit adjusted EPS growth.

Total revenues for the fourth quarter were $241.2 million, representing an increase of $22.1 million, or 10.1%, over the fourth quarter of 2014. Total revenues for the full year 2015 were $882.7 million an increase of $86.0 million, or 10.8%, over the full year 2014.
Organic revenues, computed by adjusting GAAP revenues as set forth in the attached reconciliation, increased over 2014 by 3.9% in the fourth quarter, and 6.7% for the full year.
"Strong growth in our regenerative portfolios drove full year organic sales growth of 6.7%, at the high end of our guidance range," said Peter Arduini, Integra's President and Chief Executive Officer. "These results helped drive gross margin improvement of 140 basis points to 67.5% for the full year. We are pleased with our 2015 results and are enthusiastic about our prospects for 2016."
The Company reported GAAP net income of $15.0 million, or $0.39 per diluted share, for the fourth quarter of 2015 compared to GAAP net income of $20.4 million, or $0.62 per diluted share, for the fourth quarter of 2014. The decrease in GAAP net income was largely due to higher acquisition related costs and intangible asset amortization. The Company reported GAAP net income of $6.9 million, or $0.19 per diluted share, for the full year 2015 compared to GAAP net income of $36.3 million, or $1.10 per diluted share in 2014. The decrease in GAAP net income was largely due to a valuation allowance for certain deferred tax assets associated with the SeaSpine separation as well as the items mentioned above.
Adjusted measures discussed below are computed with the adjustments to GAAP reporting set forth in the attached reconciliation.
Adjusted EBITDA for the fourth quarter of 2015 was $56.7 million, or 23.5% of revenue, an increase from $55.1 million, or 25.2% of revenue, in the fourth quarter of the prior year. Adjusted EBITDA for the full year 2015 was $195.6 million, or 22.2% of revenue, an increase from $172.2 million, or 21.6% of revenue, in the prior year.
Adjusted net income for the fourth quarter of 2015 was $32.8 million, or $0.87 per diluted share, compared to adjusted net income of $30.6 million, or $0.92 per diluted share, in the fourth quarter of 2014. Adjusted net income for the full year 2015 was $108.6 million, or $3.08 per diluted share, compared to $91.9 million, or $2.79 per diluted share in 2014.
Integra generated $25.4 million of cash flows from operations and invested $13.1 million in capital expenditures in the fourth quarter of 2015. For the year ended December 31, 2015, cash flows from operations totaled $106.7 million and cash invested in capital expenditures was $33.4 million. Adjusted free cash flow conversion for the trailing twelve months ended December 31, 2015 was 67.5% versus 22.3% for the twelve months ended December 31, 2014.
"We have a number of new product introductions that are expected to be launched in 2016, including our new entry into the diabetic foot ulcer market and the U.S. total ankle replacement market," said Mr. Arduini. "We will continue to make investments in research and development and commercial capabilities that will drive growth in 2016 and beyond."

Outlook for 2016
The Company expects full year 2016 revenues to be between $975 million and $1.0 billion, and organic sales growth to be approximately 7%. The Company expects its GAAP earnings per diluted share for the full year to be between $1.70 and $1.85, and adjusted earnings per diluted share to be between $3.35 and $3.50.
"Strong organic growth and an improved product mix drove margin expansion, cash flow and earnings growth for 2015," said Glenn Coleman, Chief Financial Officer. "Our 2016 guidance for double-digit sales growth, strong earnings growth, as well as improvements in gross margin and free cash flow keep us on a path to achieve our long-term growth and profitability targets."
In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.
In the future, the Company may record, or expect to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of organic revenue growth, adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 4:30 PM ET today, Thursday, February 25, 2016 to discuss financial results for the fourth quarter and forward-looking financial guidance. The conference call will be hosted by

Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.
Access to the live call is available by dialing 785-830-7987 and using the passcode 653467. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through March 1, 2016 by dialing 719-457-0820 and using the passcode 653467. The webcast will also be archived on the website.

***
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for caregivers, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including regenerative technologies in specialty surgical solutions and orthopedics and tissue technologies. For more information, please visit www.integralife.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net (loss)/income, GAAP and adjusted (loss)/earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning ("ERP") system implementation charges, certain expenses associated with product recalls, acquisition-related charges, goodwill impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to the following: the Company's ability to execute its operating plan effectively; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demand; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic conditions; continued weakness in sales outside of the U.S.; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures for customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals; spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition, and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading "Risk Factors" included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2014 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income and adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion.
Organic revenues consist of growth in total revenues excluding the contribution of acquired products, and effects of currency exchange rates on the current period's revenues, and the contribution of revenues from discontinued products in both the current and prior periods' revenues.  The various measures of adjusted EBITDA consist of GAAP net (loss)/income, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net (loss)/income, excluding: (i) manufacturing facility remediation costs; (ii) global ERP implementation charges; (iii) structural optimization charges; (iv) post-spin SeaSpine separation-related charges (v) certain employee severance charges; (vi) discontinued product lines charges; (vii) acquisition-related charges; (viii) impairment charges; (ix) intangible asset amortization expense; (x) convertible debt non-cash interest; and (xi) income tax impact from adjustments and other items. The measure of adjusted diluted weighted average shares outstanding is calculated by adding the economic benefit of the convertible note hedge and warrant transactions relating to Integra’s 2016 convertible notes. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.

Reconciliations of GAAP revenues to organic revenues for the quarter and year ended December 31, 2015 and GAAP net (loss)/income to adjusted EBITDA and adjusted net income, GAAP (losses)/earnings per diluted share to adjusted earnings per diluted share, and GAAP cash provided by operating activities to free cash flow and adjusted free cash flow conversion for the quarters and years ended December 31, 2015 and 2014 appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Total revenues	$241,160	$219,074	$882,734	$796,717

Costs and expenses:
Cost of goods sold	90,001	85,024	326,542	302,946
Research and development	13,866	10,010	50,895	43,559
Selling, general and administrative	109,750	92,488	415,757	375,545
Intangible asset amortization	3,535	1,971	9,953	6,810
Goodwill impairment charge	—	—
Total costs and expenses	217,152	189,493	803,147	728,860
Operating income	24,008	29,581	79,587	67,857
Interest income	12	23	13	168
Interest expense	(6,113)	(5,527)	(23,517)	(21,967)
Other income (expense), net	1,604	(695)	4,588	(492)
Income from continuing operations before income taxes	19,511	23,382	60,671	45,566
Income tax expense	4,531	2,977	53,820	9,271
Income from continuing operations	14,980	20,405	6,851	36,295
Income (loss) from discontinued operations, net of tax expense (benefit)	—	(3,239)	(10,370)	(2,291)
Net income (loss)	$14,980	$17,166	$(3,519)	$34,004

Net income (loss) per share:
Income from continuing operations	$0.39	$0.62	$0.19	$1.10
Income (loss) from discontinued operations	$—	$(0.10)	$(0.29)	$(0.07)
Net income (loss) per share	$0.39	$0.52	$(0.10)	$1.03
Weighted average common shares outstanding for diluted net income per share	38,185	33,157	35,677	32,960

Segment revenues* and growth in total revenues excluding the effects of currency exchange rates, acquisitions and discontinued products are as follows:
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Specialty Surgical Solutions	$153,082	$152,662	0.3%	$586,918	$554,872	5.8%
Orthopedics and Tissue Technologies	88,079	66,412	32.6%	295,816	241,845	22.3%
Total Revenues	$241,160	$219,074	10.1%	$882,734	$796,717	10.8%

Impact of changes in currency exchange rates	$4,556	$—		$22,181	$—
Less contribution of revenues from acquisitions **	$(21,032)	$—		$(60,509)	$—
Less contribution of revenues from discontinued products	$(2,199)	$(4,938)		$(13,338)	$(17,793)
Total organic revenues	$222,485	$214,136	3.9%	$831,068	$778,924	6.7%

* The prior five business segment structure was realigned into three global segments effective with the first quarter 2015, one of which, Spine, has since been spun-off.

** Acquisitions include DuraSeal (full year 2015 only), MicroFrance, Metasurg, TEI, Salto Talaris(R) / Futura(TM) Silastic and Tekmed.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended December 31, 2015

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	Other, Interest Exp(Inc)(e)	Tax(f)
Global ERP implementation charges	$4,484	$—	$4,484	$—	$—	$—	$—
Structural optimization charges	3,283	1,426	1,277	580	—	—	—
Certain employee severance charges	534	158	376	—	—	—	—
Acquisition-related charges	4,535	4,761	885	—	—	(1,111)	—
Post-spin SeaSpine separation-related charges	445	—	445	—	—	—	—
Intangible asset amortization expense	10,704	7,169	—	—	3,535	—	—
Convertible debt non-cash interest	2,043	—	—	—	—	2,043	—
Estimated income tax impact from adjustments and other items*	(8,249)	—	—	—	—	—	(8,249)
Depreciation expense	7,564

* Includes a valuation allowance of $1.6 million for certain deferred tax assets associated with the SeaSpine separation.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Other, Interest Inc (Exp) - Other, interest income (expense), net

f)	Tax - Income tax expense

Three Months Ended December 31, 2014
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	R&D (c)	Amort. (d)	Interest Exp/(Inc) (e)	Tax (f)
Manufacturing facility remediation costs	$511	$511	$—	$—	$—	$—	$—
Global ERP implementation charges	5,186	—	5,186	—	—	—	—
Structural optimization charges	4,513	4,125	388	—	—	—	—
Certain employee severance charges	865	518	347	—	—	—	—
Discontinued product line charges	92	92	—
Acquisition-related charges	1,867	161	1,706	—	—	—	—
Impairment charges	190	190	—		—	—	—
Intangible asset amortization expense	5,907	3,936	—	—	1,971	—	—
Convertible debt non-cash interest	1,853	—	—	—	—	1,853	—
Estimated income tax impact from adjustments and other items	(10,824)	—	—	—	—	—	(10,824)
Depreciation expense	6,425

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Interest Inc(Exp) - Interest income (expense), net

f)	Tax - Income tax expense

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Twelve Months Ended December 31, 2015

Item	Total Amount	COGS(a)	SG&A(b)	R&D (c)	Amort.(d)	Other, Interest Exp(Inc)(e)	Tax(f)
Global ERP implementation charges	$16,375	$—	$16,375	$—	$—	$—	$—
Structural optimization charges	16,752	6,799	9,751	580	—	(378)	—
Certain employee severance charges	2,642	654	1,988	—	—	—	—
Acquisition-related charges	15,703	9,968	6,846	—	—	(1,111)	—
Post-Spin SeaSpine separation-related charges	3,801	—	3,801	—	—	—	—
Intangible asset amortization expense	32,235	22,282	—	—	9,953	—	—
Convertible debt non-cash interest	7,871	—	—	—	—	7,871	—
Estimated income tax impact from adjustments and other items *	6,393	—	—	—	—	—	6,393
Depreciation expense	27,018	—	—	—	—	—	—

* Includes a valuation allowance of $37.2 million for certain deferred tax assets associated with the SeaSpine separation.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Other, Interest Inc (Exp) - Other, Interest income (expense), net

f)	Tax - Income tax expense

Twelve Months Ended December 31, 2014
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	R&D (c)	Amort. (d)	Interest Exp(Inc) (e)	Tax (f)
Manufacturing facility remediation costs	$1,416	$1,354	$62	$—	$—	$—	$—
Global ERP implementation charges	23,063	—	23,063	—	—	—	—
Structural optimization charges	13,716	11,595	2,121	—	—	—	—
Certain employee severance charges	9,094	1,561	7,533	—	—	—	—
Acquisition-related charges	9,182	1,102	7,580	500	—	—	—
Discontinued product line charges	692	692	—	—	—	—	—
Impairment charges	790	790	—	—	—	—	—
Intangible asset amortization expense*	22,731	15,921	—	—	6,810	—	—
Convertible debt non-cash interest	7,140	—	—	—	—	7,140	—
Estimated income tax impact from adjustments and other items	(32,222)	—	—	—	—	—	(32,222)
Depreciation expense	23,666	—	—	—	—	—	—

* For the period ending December 31, 2014, "Intangible asset amortization expense" excludes $790 already included in the "Impairment charges" above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Interest Inc(Exp) - Interest income (expense), net

f)	Tax - Income tax expense

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(UNAUDITED)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

GAAP net income from continuing operations	$14,980	$20,405	$6,851	$36,295
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	18,268	12,332	59,253	46,397
Other (income) expense, net	(1,604)	695	(4,588)	492
Interest (income) expense, net	6,101	5,504	23,504	21,799
Income tax expense (benefit)	4,531	2,977	53,820	9,271
Manufacturing facility remediation costs	—	511	—	1,416
Global ERP implementation charges	4,484	5,186	16,375	23,063
Structural optimization charges *	3,283	4,513	17,171	13,716
Certain employee severance charges	534	865	2,642	9,094
Discontinued product lines charges	—	92	—	692
Acquisition-related charges **	5,646	1,867	16,773	9,182
Post-spin SeaSpine separation-related charges	445	—	3,801	—
Impairment charges	—	190	—	790
Total of non-GAAP adjustments	41,688	34,732	188,751	135,912
Adjusted EBITDA	$56,668	$55,137	$195,602	$172,207

* For the twelve months ended December 31, 2015, Structural optimization charges excludes ($378) already added back in the "Other (income) expense, net" line above.

** For the three and twelve months ended December 31, 2015, Acquisition-related charges excludes ($1,111) already added back in the "Other (income) expense, net" line above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

GAAP net income from continuing operations	$14,980	$20,405	$6,851	$36,295
Non-GAAP adjustments:
Manufacturing facility remediation costs	—	511	—	1,416
Global ERP implementation charges	4,484	5,186	16,375	23,063
Structural optimization charges	3,283	4,513	16,752	13,716
Certain employee severance charges	534	865	2,642	9,094
Discontinued product lines charges	—	92	—	692
Acquisition-related charges	4,535	1,867	15,703	9,182
Post-spin SeaSpine separation-related charges	445	—	3,801	—
Intangible asset amortization expense	10,704	5,907	32,235	22,731
Impairment charges	—	190	—	790
Convertible debt non-cash interest	2,043	1,853	7,871	7,140
Estimated income tax impact from adjustments and other items	(8,249)	(10,824)	6,393	(32,222)

Total of non-GAAP adjustments	17,779	10,160	101,772	55,602
Adjusted net income	$32,759	$30,565	$108,623	$91,897
Adjusted diluted net income per share	$0.87	$0.92	$3.08	$2.79
Weighted average common shares outstanding for diluted net income from continuing operations per share	38,185	33,157	35,677	32,960
Weighted average common shares outstanding adjustment for convertible dilution	(666)	—	(461)	—
Weighted average common shares outstanding for adjusted diluted net income per share	37,519	33,157	35,216	32,960

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	December 31,	December 31,
	2015	2014

Cash and cash equivalents	$48,132	$71,734
Accounts receivable, net	132,241	110,414
Inventory, net	211,429	189,133

Bank line of credit	481,875	413,125
Convertible securities	218,720	213,121

Stockholders' equity	751,443	704,322

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF ADJUSTED FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,
	2015	2014
GAAP Net cash provided by operating activities	$25,392	$17,899

Purchases of property and equipment	(13,099)	(11,233)
Free Cash Flow	12,293	6,666

Adjusted net income *	32,759	30,565
Adjusted Free Cash Flow Conversion	37.5%	21.8%

	Twelve Months Ending December 31,
	2015	2014
GAAP Net cash provided by operating activities	$106,692	$58,843

Purchases of property and equipment	(33,413)	(38,340)
Free Cash Flow	73,279	20,503

Adjusted net income *	108,623	91,897
Adjusted Free Cash Flow Conversion	67.5%	22.3%

* Adjusted net income for quarters and twelve months ended December 31, 2014 and 2015 are reconciled above.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

(In thousands, except per share amounts)

	Projected Year Ended
	December 31, 2016
	Low	High
GAAP net income	$65,200	$70,900
Non-GAAP adjustments:
Global ERP implementation charges	10,000	10,000
Structural optimization charges	18,500	18,500
Acquisition-related charges	16,500	16,500
Intangible asset amortization expense	42,100	42,100
Convertible debt non-cash interest	8,200	8,200
Estimated income tax impact from adjustments and other items	(35,000)	(35,000)

Total of non-GAAP adjustments	60,300	60,300
Adjusted net income	$125,500	$131,200
GAAP diluted net income per share	$1.70	$1.85
Non-GAAP adjustments detailed above (per share)	$1.65	$1.65
Adjusted diluted net income per share	$3.35	$3.50

Weighted average common shares outstanding for diluted net income per share	38,400	38,400
Weighted average common shares outstanding adjustment for convertible dilution	900	900
Weighted average common shares outstanding for adjusted diluted net income per share	37,500	37,500

Items included in GAAP net income guidance and location where each item is expected to be recorded is as follows:
(In thousands)
Projected Year Ended December 31, 2016

Item	Total Amount	COGS	SG&A	Amort.	Interest Exp(Inc)	Tax
Global ERP implementation charges	10,000	—	10,000	—	—	—
Structural optimization charges	18,500	9,500	9,000	—	—	—
Acquisition-related charges	16,500	13,000	3,500	—	—	—
Intangible asset amortization expense	42,100	27,600	—	14,500	—	—
Convertible debt non-cash interest	8,200	—	—	—	8,200	—
Estimated income tax impact from adjustments and other items	(35,000)	—	—	—	—	(35,000)

Source: Integra LifeSciences Holdings Corporation